UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2014

SolarCity Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35758	02-0781046
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Clearview Way

San Mateo, California 94402

(Address of principal executive offices, including zip code)

(650) 638-1028

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

(a) On March 18, 2014, the Board of Directors of SolarCity Corporation (“SolarCity” or the “Company”) and management of the Company concluded, after discussion with SolarCity’s independent registered public accounting firm, Ernst & Young LLP, that the consolidated financial statements as of December 31, 2010 and 2011 and for the years then ended included in SolarCity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, should no longer be relied upon as a result of (i) an error related to the presentation of non-cash stock based compensation costs in the consolidated statement of cash flows for the portion of such costs that were capitalized as part of the costs of solar energy systems leased and to be leased; and (ii) an error related to the classification of certain of the noncontrolling interests in subsidiaries after the Company concluded that certain noncontrolling interests with redemption rights should be presented in temporary equity and not permanent equity as had previously been disclosed. These matters also impacted the 2013 interim and 2012 annual and interim consolidated financial statements referred to in our Form 8-K filed on March 3, 2014.

The impact of the related restatements of the Company’s previously filed consolidated financial statements will be explained in the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which the Company anticipates to file on March 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SolarCity Corporation

By:	/s/ Lyndon R. Rive
Lyndon R. Rive
Chief Executive Officer

Date: March 18, 2014